                                                                    Exhibit 10.8

                               CONFIRMATION OF GUARANTY

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned guarantor hereby irrevocably and unconditionally acknowledges and confirms to the Lender that its limited guaranty of the obligations of Fix-Corp. International, Inc., Palletech, Inc., Fixcor Industries, Inc. (the "Borrowers") including without limitation respecting the Note continues in full force and effect and is a valid and binding obligation of the undersigned guarantor in accordance with its terms, that no defenses, offsets, claims, counterclaims exist with respect to such guaranty, and that such guaranty is enforceable in accordance with its terms, and guarantees and shall continue to guarantee in accordance with its terms the performance of all amounts guaranteed thereby including without limitation in addition to all other liabilities and obligations guaranteed thereby, all liabilities and obligations of the Borrower to the Lender respecting the Note and the other Loan Documents as affected hereby, including without limitation pursuant to that certain Amended and Restated Term Note, dated of even date, herewith by the Borrowers in favor of the Lender in the original principal amount of $7,000,000. Notwithstanding anything contained herein to the contrary, the obligations of the undersigned guarantor under its guarantees to you shall be limited to $1,000,000.

     Executed under seal as of the date written above.


Witness                                 Guarantor:



/s/ Andrew I. Press                     /s/ Mark Fixler
-----------------------------------     -----------------------------------
                                        Mark Fixler